UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 7, 2018

Matador Resources Company

(Exact name of registrant as specified in its charter)

Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 371-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On August 7, 2018, Matador Resources Company (the “Company”) and certain of its subsidiaries (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell $750,000,000 in aggregate principal amount of the Company’s 5.875% Senior Notes due 2026 (the “Notes”). The Company expects to receive net proceeds from the issuance and sale of the Notes (the “Offering”) of $740,000,000, after deducting the Initial Purchasers’ discounts and estimated offering expenses.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company has also agreed not to offer or sell certain debt securities for a period of 45 days after August 7, 2018, without the prior consent of Merrill Lynch.

The Notes were offered and sold in a transaction exempt from the registration requirements under the Securities Act. The Initial Purchasers intend to resell the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in reliance on Regulation S. The Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Relationships

Certain of the Initial Purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various investment banking, commercial banking, advisory and other services for the Company and its affiliates, for which they have received, and may in the future receive, customary fees and expense reimbursement. The Company intends to use the net proceeds from the Offering to fund the concurrent cash tender offer (the “Tender Offer”) to purchase any and all of its 6.875% Senior Notes due 2023 (the “Tender Offer Notes”). Certain of the Initial Purchasers and/or their affiliates may hold certain of the Tender Offer Notes and, as a result, may receive a portion of the net proceeds from the Offering. One of the Initial Purchasers is acting as the sole dealer manager and solicitation agent for the Tender Offer.

Credit Agreement Amendment

On September 28, 2012, the Company, as a guarantor, along with certain other guarantors thereto, MRC Energy Company, a wholly-owned subsidiary of the Company (“MRC”), as borrower, the lenders party thereto (the “Lenders”) and Royal Bank of Canada, as administrative agent, entered into an amended and restated senior secured revolving credit agreement (as amended, the “Revolving Credit Agreement”). For a summary of key terms of the Revolving Credit Agreement, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on March 1, 2018, which description is incorporated herein by reference. On August 7, 2018, MRC, as borrower, entered into an amendment (the “Amendment”) to the Revolving Credit Agreement (as further amended, the “Credit Agreement”), and the Company reaffirmed its guaranty of MRC’s obligations under the Credit Agreement. The Amendment amends the Revolving Credit Agreement to allow for the issuance of the Notes.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Purchase Agreement and the Amendment, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01	Other Events.

On August 7, 2018, the Company issued a press release announcing that the Company upsized and priced the Offering. The Offering was upsized from the previously announced $700,000,000 in aggregate principal amount. A copy of such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Eleventh Amendment to Third Amended and Restated Credit Agreement, dated as of August 7, 2018, by and among MRC Energy Company, as Borrower, the Lenders party thereto and Royal Bank of Canada, as Administrative Agent.

10.2	Purchase Agreement, dated as of August 7, 2018, by and among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein.

99.1	Press Release, dated August 7, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: August 9, 2018	By:	/s/ Craig N. Adams
	Name:	Craig N. Adams
	Title:	Executive Vice President